                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   MARCH 8, 2000


                         Commission File Number: 0-25688

                                    SDL, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                              77-0331449
--------------------------------                             -------------------
 (STATE OR OTHER JURISDICTION OF                               (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

  80 Rose Orchard Way, San Jose, California                        95134
---------------------------------------------                -------------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE             (408) 943-9411



This form 8-K/A amends Form 8-K filed with the Securities and Exchange Commission on March 21, 2000 (the "Original Form 8-K") by including the financial statements and pro forma financial information referred to below.


ITEM 5. OTHER EVENTS


SDL, Inc. (SDL) has included herein the consolidated financial statements of Queensgate Instruments, Limited (Queensgate) for the years ended March 31, 1999 and 1998 and pro forma financial information giving effect to the proposed merger between SDL and Queensgate.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS


(a) Financial Statements of Business Acquired
      i. Report of Arthur Andersen, Independent Auditors
     ii. Consolidated profit and loss account for the years ended March 31,
         1999 and 1998
    iii. Consolidated balance sheets as of March 31, 1999 and 1998
     iv. Consolidated cash flow statement for the years ended March 31, 1999 and 1998
      v. Notes to Financial Statements for the years ended March 31, 1999 and
         1998

    Queensgate Instruments, Limited Condensed Financial Statements (unaudited)

    i.  Balance Sheet as of December 31, 1999 and March 31, 1999

    ii. Statements of Operations for the nine months ended December 31, 1999 and 1998
    iii. Statements of Cash Flows for the nine months ended December 31, 1999 and 1998
    iv. Notes to Financial Statements for the nine months ended December 31, 1999 and 1998

(b) Pro Forma Financial Information
    Pro Forma Combined Consolidated Financial Statements (unaudited)

    i. Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 1999
    ii. Pro Forma Combined Consolidated Statement of Operations for the three months ended March 31, 2000
    iii. Notes to Pro Forma Combined Consolidated Financial Statements

(c) Exhibits

     23.1       Consent of Arthur Andersen, Independent Auditors

AUDITORS' REPORT

TO THE SHAREHOLDERS OF SDL QUEENSGATE LIMITED:


We have audited the accounts on pages 5 to 29 which have been prepared under the historical cost convention, as modified for the revaluation of certain fixed assets, and the accounting policies set out on pages 9 to 11.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

Directors' responsibilities

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and group and of the profit or loss of the group for that period. In preparing those accounts, the directors are required to:


-    select suitable accounting policies and then apply them consistently;

-    make judgements and estimates that are reasonable and prudent;

- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

- prepare the accounts on the going concern basis unless it is inappropriate to presume that the group will continue in business.


The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and group and enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.


Auditors' responsibilities


It is our responsibility to form an independent opinion, based on our audit, on the accounts and to report our opinion to you.


BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board in the United Kingdom which are substantially consistent with U.S. generally accepted auditing standards. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.


We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

In our opinion the accounts give a true and fair view of the state of affairs of the company and the group at 31 March 1999 and 31 March 1998 and of its results and cash flows for the years then ended and have been properly prepared in accordance with the Companies Act 1985.


RECONCILIATION TO US GAAP

Accounting practices used by the group in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a complete reconciliation of the consolidated net loss or profit after taxation and shareholders' funds to U.S. generally accepted accounting principles is set forth in Note 27.



ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
Abbots House
Abbey Street
Reading
Berkshire
RG1 3BD

6 April 2000

Consolidated profit and loss account
For the year ended 31 March 1999


                                                                   Notes           1999              1998
                                                                                    GBP               GBP
TURNOVER
Existing operations                                                           3,301,859         4,480,433
Acquisitions                                                                         --           469,964
                                                                             ----------        ----------
Continuing operations                                                2        3,301,859         4,950,397
Cost of sales                                                                (2,026,174)       (1,652,095)
                                                                             ----------        ----------
GROSS PROFIT                                                                  1,275,685         3,298,302
Distribution costs                                                             (102,489)          (93,919)
Administration expenses                                                      (3,868,502)       (2,921,328)
Other operating income                                               3               --           308,933
                                                                             ----------        ----------
OPERATING (LOSS) PROFIT
Existing operations                                                          (2,695,306)          498,408
Acquisitions                                                                         --            93,580
                                                                             ----------        ----------
(LOSS) PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST                         (2,695,306)          591,988
Interest payable and similar charges                                 4          (50,193)          (15,992)
Interest receivable and similar income                                            3,596             1,757
Dividend income                                                                      --            10,000
                                                                             ----------        ----------
(LOSS) PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                 5       (2,741,903)          587,753
Tax credit (charge) on (loss) profit on ordinary activities          7          330,858          (191,087)
                                                                             ----------        ----------
(LOSS) PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                  17      (2,411,045)          396,666
Dividends paid and proposed on equity and non-equity shares        8, 18         (9,167)          (90,096)
                                                                             ----------        ----------
RETAINED (LOSS) PROFIT FOR THE YEAR                                          (2,420,212)          306,570
                                                                             ==========        ==========

The accompanying notes are an integral part of this consolidated profit and loss account.


All operations relate to continuing activities and no operations were acquired or discontinued in the current period.

Consolidated balance sheet
31 March 1999



                                                                   Notes           1999               1998
                                                                                    GBP                GBP
FIXED ASSETS
Tangible assets                                                      9        1,679,776            780,895
Investments                                                          10             250            200,000
                                                                             ----------         ----------
                                                                              1,680,026            980,895
                                                                             ----------         ----------
CURRENT ASSETS
Stocks                                                               11         790,416            701,621
Debtors                                                              12       1,273,090          1,747,066
Cash at bank and in hand                                                        358,514             99,229
                                                                             ----------         ----------
                                                                              2,422,020          2,547,916
CREDITORS: Amounts falling due within one year                       13      (1,379,483)        (1,096,611)
                                                                             ----------         ----------
NET CURRENT ASSETS                                                            1,042,537          1,451,305
                                                                             ----------         ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                         2,722,563          2,432,200
CREDITORS: Amounts falling due after more than one year              14        (748,070)           (13,754)
PROVISIONS FOR LIABILITIES & CHARGES                                 15        (346,615)          (149,759)
                                                                             ----------         ----------
NET ASSETS                                                                    1,627,878          2,268,687
                                                                             ==========         ==========

CAPITAL AND RESERVES
Called-up share capital                                              16           3,703              3,498
Other reserves                                                       17       1,624,175          2,265,189
                                                                             ----------         ----------
SHAREHOLDERS' FUNDS                                                  18       1,627,878          2,268,687
                                                                             ----------         ----------
SHAREHOLDERS' FUNDS MAY BE ANALYSED AS:
Equity interests                                                              1,544,545          2,185,354
Non equity interests                                                             83,333             83,333
                                                                             ----------         ----------
                                                                              1,627,878          2,268,687
                                                                             ==========         ==========


SIGNED ON BEHALF OF THE BOARD


N K Reay
Director                                    6 April 2000

The accompanying notes are an integral part of this consolidated balance sheet.

Company balance sheet
31 March 1999


                                                                   Notes           1999              1998
                                                                                    GBP               GBP
FIXED ASSETS
Tangible assets                                                      9        1,474,736           562,010
Investments                                                          10         173,610           374,010
                                                                             ----------        ----------
                                                                              1,648,346           936,020
                                                                             ----------        ----------
CURRENT ASSETS
Stocks                                                               11         670,340           588,469
Debtors: Amounts falling due within one year                         12       1,592,486         1,352,119
Cash at bank and in hand                                                        169,126            16,172
                                                                             ----------        ----------
                                                                              2,431,952         1,956,760

CREDITORS: Amounts falling due within one year                       13      (1,244,138)         (940,326)
                                                                             ----------        ----------
NET CURRENT ASSETS                                                            1,187,814         1,016,434
                                                                             ----------        ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                         2,836,160         1,952,454

CREDITORS: Amounts falling due after more than one year              14        (748,070)          (13,754)

PROVISIONS FOR LIABILITIES & CHARGES                                 15        (346,615)         (149,759)
                                                                             ----------        ----------
NET ASSETS                                                                    1,741,475         1,788,941
                                                                             ==========        ==========

CAPITAL AND RESERVES
Called-up share capital                                              16           3,703             3,498
Other reserves                                                       17       1,737,772         1,785,443
                                                                             ----------        ----------
SHAREHOLDERS' FUNDS                                                  18       1,741,475         1,788,941
                                                                             ==========        ==========

SHAREHOLDERS' FUNDS MAY BE ANALYSED AS:
Equity interests                                                              1,685,142         1,705,608
Non equity interests                                                             83,333            83,333
                                                                             ----------        ----------
                                                                              1,741,475         1,788,941
                                                                             ==========        ==========


SIGNED ON BEHALF OF THE BOARD



N K Reay
Director                                    6 April 2000

The accompanying notes are an integral part of this balance sheet

Consolidated Cash Flow Statement
For the year ended 31 March 1999

                                                                   Notes            1999         1998
                                                                                     GBP          GBP
NET CASH OUTFLOW FROM OPERATING ACTIVITIES                           19         (799,733)     (89,766)
Returns on investments and servicing of finance                      20          (75,983)     (29,169)
Taxation                                                             20         (159,167)    (260,495)
Capital expenditure and financial investment                         20         (628,545)    (114,840)
Acquisition and disposals                                                             --      (90,126)
Equity dividends paid                                                            (60,708)     (53,057)
                                                                              ----------   ----------
CASH OUTFLOW BEFORE FINANCING                                                 (1,724,136)    (637,453)
Financing                                                            20        2,193,440     (252,953)
                                                                              ----------   ----------
INCREASE (DECREASE) IN CASH IN THE YEAR                              21          469,304     (890,406)
                                                                              ==========   ==========


The accompanying notes are an integral part of this consolidated cash flow statement.



Consolidated statement of total recognised gains and losses
For the year ended 31 March 1999


                                                                                   1999          1998
                                                                                    GBP           GBP
Retained (loss) profit for the financial year                                (2,420,212)      306,570
Foreign exchange movement                                            18          53,953        13,638
                                                                             ----------    ----------
TOTAL RECOGNISED GAINS AND LOSSES FOR THE YEAR                               (2,366,259)      320,208
                                                                             ==========    ==========



The accompanying notes are an integral part of this statement.

Notes to accounts
31 March 1999


1  ACCOUNTING POLICIES

Basis of accounting

A summary of the principal accounting policies is set out below. Other than the change in the basis for calculating depreciation on tangible fixed assets all accounting policies have been applied consistently throughout the year and the preceding year.


The accounts have been prepared under the historical cost convention as modified for the revaluation of certain fixed assets and in accordance with applicable accounting standards.


Basis of consolidation

The group accounts consolidate the accounts of SDL Queensgate Limited and its subsidiary undertakings drawn up to 31 March each year. The results of subsidiaries acquired are consolidated from the date when control passed. Acquisitions are accounted for under the acquisition method.


For the purposes of consolidation the closing rate method is used, under which translation gains or losses are shown as movements on reserves. Profit and loss accounts and cash flows of overseas branches and subsidiary are translated at the average rate for the year.


The loss for the financial year after tax of Queensgate Instruments Limited was GBP1,797,261 (1998: Profit of GBP494,977). As provided by Section 230 of the Companies Act 1985, no profit and loss account is presented in respect of SDL Queensgate Limited.


Goodwill

Goodwill arising on the acquisition of subsidiary undertakings and businesses, representing any excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired, is capitalised and written off on a straight line basis over its useful economic life. Provision is made for any impairment.


On acquisitions prior to 31 March 1998, where the fair value of the consideration given was less than the fair value of the identifiable assets, the resulting negative goodwill was credited immediately to reserves.


Investments

Investments in subsidiary undertakings in the company only balance sheet are stated at cost less provision for impairment where appropriate.


Other investments at valuation or cost less any provision for impairment where appropriate.


Tangible fixed assets

Tangible fixed assets are shown at historic cost less accumulated depreciation.


For 1999 depreciation has been calculated on the straight-line basis and aims to write down the cost or valuation of all tangible fixed assets over their expected useful lives. The previous depreciation policy was based on the reducing balance method. The effect of changing the basis of calculation of depreciation is an increase of GBP24,924 in the depreciation charge for the year.

The rates applied are:


Freehold property                             25 years
Leasehold improvements                        the remaining period of the lease
Furniture and equipment                       3 - 15 years
Motor vehicles                                5 years


Foreign currency

Transactions denominated in foreign currencies are recorded in sterling at actual exchange rates as of the date of the transaction or at the appropriate forward contract rate. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.


Monetary assets and liabilities denominated in foreign currencies are reported at the rates of exchange prevailing at the year-end or at the appropriate forward contract rate.


Stocks

Stocks and work in progress are stated at the lower of cost and net realisable value.


Long-term contract balances included in stock are stated at cost, after provision has been made for any foreseeable losses and the deduction of applicable payments on account. The amount by which recorded turnover is in excess of amounts invoiced is classified as amounts recoverable on contracts. Turnover is ascertained in a manner appropriate to the state of completion of the contract and attributable profit is recognised when the outcome of the contract can be assessed with reasonable certainty.


Full provision is made for losses on all contracts in the year in which the loss is first foreseen.


Provision is made for obsolete, slow moving or defective items where appropriate.


Leases

Assets held under finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.


Rentals under operating leases are charged on a straight line basis over the lease term, even if the payments are not made on such a basis.

Taxation

Corporation tax payable is provided on taxable profits at the current rate.


Deferred taxation has been calculated using the liability method. Deferred taxation is provided on timing differences which will probably reverse, at the rates of tax likely to be in force at the time of the reversal. Deferred tax is not provided on timing differences which, in the opinion of the directors, will probably not reverse.


Pension costs

The group operates a defined contribution scheme. The amount charged to the profit and loss account in respect of the scheme is the contributions payable in the year. Differences between contributions payable in the year and contributions actually paid are shown as either accruals or prepayments in the balance sheet.


Research and development

All research and development costs are charged immediately to the profit and loss account.


Government grants

Government grants of a revenue nature are credited to the profit and loss account in the same period as the related expenditure.


Turnover

Turnover arises entirely from the group's principal activity and comprises the value of sales (excluding VAT and similar taxes, trade discounts and intra-group transactions) of goods and services in the normal course of business.


2  TURNOVER ANALYSIS


In the opinion of the directors, disclosure of the information required by paragraph 55 of Schedule 4 to the Companies Act 1985 concerning particulars of turnover would be seriously prejudicial to the interests of the group. Accordingly this information has not been presented.


3  OTHER OPERATING INCOME

Other operating income for 1998 relates to an insurance claim in respect of business interruption.


4  INTEREST PAYABLE AND SIMILAR CHARGES

                                                       1999          1998
                                                        GBP           GBP
On bank loans and overdrafts                         29,728         5,723
On finance leases and hire purchase contracts        20,465        10,269
                                                   --------      --------
                                                     50,193        15,992
                                                   ========      ========

5  (LOSS) PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

The (loss) profit on ordinary activities before taxation is stated after charging (crediting):


                                                                                   1999         1998
                                                                                    GBP          GBP
Depreciation and amounts written off tangible fixed assets
- owned                                                                         256,455       76,984
- held under finance leases and hire purchase contracts                          65,542       61,354
Business relocation costs                                                       354,083           --
Government grants                                                               (16,888)     (94,559)
Operating lease rentals      - plant and machinery                                6,656       12,824
                             - other                                            149,082      140,368
Auditors' remuneration for audit services                                        32,783       21,960
Auditor's remuneration for non-audit services                                     4,750        3,000
Research and development                                                        862,430      656,632
                                                                             ==========    =========


The depreciation charge for the year includes GBP80,478 in relation to accelerated depreciation for assets no longer fully utilised following the relocation of the business to new premises.


6  STAFF COSTS

The average monthly number of employees (including executive directors) was:


                                                                                   1999         1998
                                                                                 Number       Number
Production                                                                           29           26
Research and development                                                             23           21
Sales                                                                                10            9
Administration                                                                       18           17
                                                                             ----------   ----------
                                                                                     80           73
                                                                             ==========    =========

Their aggregate remuneration comprised:
                                                                                   1999         1998
                                                                                    GBP          GBP

Wages and salaries                                                            2,307,573    1,654,828
Social security costs                                                           206,171      140,656
Pension costs                                                                    97,071       70,507
                                                                             ----------   ----------
                                                                              2,610,815    1,865,991
                                                                             ==========    =========

Directors' remuneration
The remuneration of the directors was as follows:


                                                                                   1999         1998
                                                                                    GBP          GBP
Emoluments                                                                      450,095      347,659
Company contributions to money purchase pension schemes                          28,602       28,806
                                                                             ----------   ----------
                                                                                478,697      376,465
                                                                             ==========    =========

Pensions
The number of directors who were members of pension schemes was as follows:

                                                                                   1999         1998
                                                                                 Number       Number
Money purchase schemes                                                                4            4
                                                                             ==========    =========

Highest-paid director
The above amounts for remuneration include the following in respect of the highest paid director:

                                                                                   1999         1998
                                                                                    GBP          GBP
Emoluments                                                                      114,516      101,316
Company contributions to money purchase schemes                                  10,200       10,200
                                                                             ----------    ---------
                                                                                124,716      111,516
                                                                             ==========    =========


Share options


Options over ordinary shares in the company issued to and held during the year by the directors were:


                                               As at date of     Number of options
                                               appointment*   -------------------------       As at
                                                    or         Granted      Exercised      31 March
                                               1 April 1998      during the year               1998
I E Thomas*                                              --           12            --           12
C M Shannon                                              --           15            --           15
                                               ------------                              ----------
                                                         --                                      27
                                               ============                              ==========

The options are exercisable on the successful flotation or sale of the company.

7 TAX ON (LOSS) PROFIT ON ORDINARY ACTIVITIES

The tax credit (charge) comprises:


                                                        1999           1998
                                                         GBP            GBP
Corporation tax at 31% (1998: 31%)                   158,774       (153,744)
Deferred taxation                                    149,759         11,103
Overseas taxation                                     22,325        (48,446)

                                                    --------       --------
                                                     330,858       (191,087)
                                                    ========       ========

8  DIVIDENDS PAID AND PROPOSED ON EQUITY AND NON-EQUITY SHARES

                                                                                      1999          1998
                                                                                       GBP           GBP
NON-EQUITY DIVIDENDS
`A' ordinary at GBP10.49 per share (1998:GBP10.49)                                   9,167         9,167
`A' ordinary participating at GBPnil per share (1998: GBP23.14)                         --        20,221

                                                                                  --------      --------
                                                                                     9,167        29,388

EQUITY DIVIDENDS
Ordinary shares at GBPnil per share (1998: GBP20.22)                                    --        60,708
                                                                                  --------      --------
                                                                                     9,167        90,096
                                                                                  ========      ========

9  TANGIBLE FIXED ASSETS


GROUP                               Freehold           Motor      Furniture &        Leasehold
                                    property        vehicles        equipment     improvements            Total
COST                                     GBP            GBP               GBP              GBP              GBP
At the beginning of the year         188,416          21,527          830,860          164,495        1,205,298
Additions                                 --              --          904,107          333,896        1,238,003
Disposals                                 --         (21,527)         (41,207)        (169,019)        (231,753)
Foreign exchange differences              --              --            3,336               --            3,336
                                  ----------      ----------       ----------       ----------       ----------
At the end of the year               188,416              --        1,697,096          329,372        2,214,884
                                  ----------      ----------       ----------       ----------       ----------

DEPRECIATION
At the beginning of the year           8,000          12,636          331,810           71,957          424,403
Charge for the year                    8,000              --          212,069          101,928          321,997
Disposals                                 --         (12,636)         (30,542)        (169,019)        (212,197)
Foreign exchange differences              --              --              905               --              905
                                  ----------      ----------       ----------       ----------       ----------
At the end of the year                16,000              --          514,242            4,866          535,108
                                  ----------      ----------       ----------       ----------       ----------

NET BOOK VALUE
At the end of the year               172,416              --        1,182,854          324,506        1,679,776
                                  ==========      ==========       ==========       ==========       ==========
At the beginning of the year         180,416           8,891          499,050           92,538          780,895
                                  ==========      ==========       ==========       ==========       ==========

The figures stated above include the net book value of assets held under finance leases of GBP649,156 (1998: GBP209,059).


COMPANY                                  Motor        Furniture &          Leasehold
                                      vehicles          equipment       improvements              Total
COST                                       GBP                GBP                GBP                GBP
At the beginning of the year            21,527            775,175            164,495            961,197
Additions                                   --            899,136            333,896          1,233,032
Disposals                              (21,527)           (39,925)          (169,019)          (230,471)
Foreign e change differences                --              1,420                 --              1,420
                                  ------------       ------------       ------------       ------------
At the end of the year                      --          1,635,806            329,372          1,965,178
                                  ------------       ------------       ------------       ------------

DEPRECIATION
At the beginning of the year            12,636            314,594             71,957            399,187
Charge for the year                         --            201,150            101,928            303,078
Disposals                              (12,636)           (30,435)          (169,019)          (212,090)
Foreign e change differences                --                267                 --                267
                                  ------------       ------------       ------------       ------------
At the end of the year                      --            485,576              4,866            490,442
                                  ------------       ------------       ------------       ------------

NET BOOK VALUE
At the end of the year                      --          1,150,230            324,506          1,474,736
                                  ============       ============       ============       ============
At the beginning of the year             8,891            460,581             92,538            562,010
                                  ============       ============       ============       ============


The figures stated above include the net book value of assets held under finance leases of GBP649,156 (1998: GBP209,059).


10  FIXED ASSET INVESTMENTS

                                             Group                      Company
                                     ----------------------      ----------------------
                                         1999          1998          1999          1998
                                          GBP           GBP           GBP           GBP
Subsidiary undertakings at cost            --            --       173,360       174,010
Other investments                         250       200,000           250       200,000
                                     --------      --------      --------      --------
                                          250       200,000       173,610       374,010
                                     ========      ========      ========      ========


The movement in the carrying value of subsidiary undertakings represents the write off of amounts relating to dormant subsidiaries.

Principal group investments

The parent company has investments in the following subsidiary undertakings and other investments:


Wholly owned subsidiary undertakings  Country of            Principal activity
                                      incorporation

Queensgate Instruments Incorporated   USA                   Sale of electro-
                                                            optical instruments

IC Optical Systems Limited            England & Wales       Manufacturer of
                                                            specialised optical
                                                            components

The other investment represents a 25% holding in LOT-Oriel Limited, a company incorporated in England and Wales. Its principal activity is the sale of electro-optical instruments. The remaining 75% holding in LOT-Oriel Limited is owned by a single party. Due to the nature of the group's holding and the control exercised by the other shareholder, the directors do not believe they have a significant influence over LOT-Oriel Limited and therefore do not consider the company an associated company and have therefore not applied equity accounting principles to the investment.


In the opinion of the directors the value of these investments is not less than their carrying value. A provision for impairment in the investment in LOT-Oriel Limited was recorded in the year, which reduces the investment carrying value to its original level. The provisions for impairment have been set off against the revaluation reserve.


Acquisition of subsidiary undertaking

On 8 April 1997 the company acquired 100% of the issued share capital of IC Optical Systems Limited for consideration of GBP160,000.

The following table sets out the fair values of the identifiable assets and liabilities acquired.


                                                   Fair value
                                                     to group
                                                          GBP
Tangible fixed assets                                 188,855
Stocks                                                106,277
Debtors                                                67,059
Cash                                                   69,874
                                                   ----------
TOTAL ASSETS                                          432,065
                                                   ==========
Creditors
Bank loans                                           (144,523)
Other creditors                                       (55,633)
                                                   ----------
TOTAL LIABILITIES                                    (200,156)
                                                   ----------
NET ASSETS                                            231,909
                                                   ----------
Negative goodwill                                     (71,909)
                                                   ----------
Cash consideration                                    160,000
                                                   ==========


The negative goodwill arising has been credited to reserves.


In relation to the acquisition of IC Optical Systems Limited, continuing operations in 1998 include cost of sales of GBP216,118, gross profit of GBP253,846, and administrative expenses of GBP151,750.


Net cash outflows in respect of the acquisition comprised:

                                                               GBP
Cash consideration                                        (160,000)
Cash at bank and in hand acquired                           69,874
                                                        ----------
                                                           (90,126)
                                                        ==========

11 STOCKS

                                             Group                      Company
                                     ----------------------      ----------------------
                                         1999          1998          1999          1998
                                          GBP           GBP           GBP           GBP
Raw materials and consumables         360,198       342,619       354,344       338,749
Work-in-progress                      418,065       304,371       303,843       195,090
Finished goods and goods for resale    12,153        54,631        12,153        54,630
                                     --------      --------      --------      --------
                                      790,416       701,621       670,340       588,469
                                     ========      ========      ========      ========


12 DEBTORS

Amounts falling due within one year:


                                              Group                       Company
                                     ------------------------     -------------------------
                                          1999           1998           1999           1998
                                           GBP            GBP            GBP            GBP
Trade debtors                          828,914      1,078,015        314,970        225,012
Amounts recoverable on contracts        12,000        115,237         12,000        115,237
Amounts owed by group undertakings          --             --        909,321        496,412
VAT                                    143,357         51,950        143,357         51,950
Tax and ACT recoverable                160,729         22,524        160,729         22,524
Overseas corporation tax recoverable    59,858         30,938             --             --
Other debtors                           25,807        274,878         21,207        270,442
Prepayments and accrued income          42,425        173,524         30,902        170,542
                                     ---------      ---------      ---------      ---------
                                     1,273,090      1,747,066      1,592,486      1,352,119
                                     =========      =========      =========      =========

13 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                           Group                       Company
                                                                  ------------------------     -------------------------
                                                                       1999           1998           1999           1998
                                                                        GBP            GBP            GBP            GBP
Obligations under finance leases and hire purchase                  168,998         45,172        168,998         45,172
contracts
Bank overdrafts                                                      19,431        280,970         19,431        280,970
Trade creditors                                                     408,243        221,094        349,878        133,773
UK taxation payable                                                      --        150,617             --        130,456
Social Security and other taxes                                      72,546         57,192         65,032         44,208
ACT on proposed dividends                                                --         22,524             --         22,524
Other creditors                                                         835         66,844            835         43,770
Accruals and deferred income                                        700,263        162,102        630,797        149,357
Proposed dividends                                                    9,167         90,096          9,167         90,096
                                                                  ---------      ---------      ---------      ---------
                                                                  1,379,483      1,096,611      1,244,138        940,326
                                                                  =========      =========      =========      =========

14 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                 Group                       Company
                                                                         ------------------------    -------------------------
                                                                          1999          1998          1999           1998
                                                                           GBP           GBP           GBP            GBP
Obligations under finance leases and hire purchase
Contracts                                                                 261,537        13,754       261,537        13,754
Bank loan (net of issue costs)                                            486,533            --       486,533            --
                                                                         --------      --------      --------      --------
                                                                          748,070        13,754       748,070        13,754
                                                                         ========      ========      ========      ========


On 21 August 1998 the Company entered into a 5 year multi-line facility of GBP2.5m with National Westminster Bank PLC at an interest rate of 1.5% over base. This facility was fully repaid and cancelled on 8 March 2000 consequent upon the acquisition of the Company by SDL Inc.


Finance leases

                                             Group                      Company
                                     ----------------------      ----------------------
                                         1999          1998          1999          1998
                                          GBP           GBP           GBP           GBP
Between one and two years             187,379         8,807       187,379         8,807
Between two and five years             74,158         4,947        74,158         4,947
                                     --------      --------      --------      --------
                                      261,537        13,754       261,537        13,754
On demand or within one year          168,998        45,172       168,998        45,172
                                     --------      --------      --------      --------
                                      430,535        58,926       430,535        58,926
                                     ========      ========      ========      ========

15 PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                          Business
GROUP AND COMPANY                                                                       relocation       Warranty
                                                                      Deferred tax           costs     provisions        Total
                                                                               GBP             GBP            GBP            GBP
At the beginning of the year                                               149,759              --             --        149,759
Charged (credited) to profit and loss account                             (149,759)        292,615         54,000        196,856
                                                                         ---------       ---------      ---------      ---------
At the end of the year                                                          --         292,615         54,000        346,615
                                                                         =========       =========      =========      =========


The business relocation costs represent the costs associated with leasehold premises vacated prior to the year end when the company moved to larger premises.


Deferred taxation provided and deferred taxation not provided are as follows:



                                                      Provided                           Not provided
                                              ---------------------------       ---------------------------
                                                    1999             1998             1999             1998
                                                     GBP              GBP              GBP              GBP
GROUP AND COMPANY
Accelerated capital allowances                   476,781          149,759               --               --
Losses carried forward                          (476,781)              --         (228,836)              --
Taxation on revaluation surpluses                     --               --               --           61,925
                                              ----------       ----------       ----------       ----------
                                                      --          149,759         (228,836)          61,925
                                              ==========       ==========       ==========       ==========

16 SHARE CAPITAL

                                                                             1999          1998
                                                                              GBP           GBP
Authorised
`A' ordinary shares of GBP1 each                                            1,124         1,124
Ordinary shares of GBP1 each                                                3,023         2,624
11% cumulative redeemable preference shares of GBP1 each                       --       240,000
                                                                         --------      --------
                                                                            4,147       243,748
                                                                         ========      ========

Allotted, called up and fully paid
`A' ordinary shares of GBP1 each                                              874           874
Ordinary shares of GBP1 each                                                2,829         2,624
                                                                         --------      --------
                                                                            3,703         3,498
                                                                         ========      ========


During the year 205 ordinary shares were issued for a cash consideration of GBP1,925,200 (net of costs).


`A' ordinary shares

The `A' ordinary shares are non-equity shares which carry an entitlement to a fixed cumulative dividend of a sum equal to 11% of the total subscription price for the `A' ordinary shares in issue in each year.


They are entitled to a participating cumulative dividend of a sum equal to 5% of the net profit of the group based on the published financial statements for each financial year after deduction of the fixed cumulative dividend paid in the year. They are further entitled to a dividend per share equal to the dividend per share paid to the Ordinary shareholds less the participating dividend per share.


The holders of `A' ordinary shares have one vote for every GBP1 share held. `A' ordinary shareholders have the right on winding up to receive, in priority to the ordinary shareholders, an amount equal to the subscription price per share together with a sum equal to any assets or accruals of dividends calculated to the date of winding up.


Subsequent events

On 2 July 1999 the Company passed a resolution to sub-divide each `A' ordinary share of GBP1 into 1,000 `A' ordinary shares of 0.1p and each ordinary share of GBP1 into 1,000 ordinary shares of 0.1p.


Change to Articles of Association

On 8 March 2000 the Company changed its Articles of Association. The `A' ordinary shares are no longer entitled to a fixed cumulative dividend or to receive priority on a winding up. The `A' ordinary shares and the Ordinary shares now have identical rights.

17 RESERVES


                                                       Share         Capital
GROUP                       Profit and loss          premium      redemption     Revaluation            Other
                                    account          account         reserve         reserve         reserves           Total
                                        GBP              GBP             GBP             GBP              GBP              GBP
At 1 April 1997                   1,399,463           83,859         190,000         199,750               --        1,873,072
Profit for the financial            396,666               --              --              --               --          396,666
year
Dividends                           (90,096)              --              --              --               --          (90,096)
Foreign exchange movement            13,638               --              --              --               --           13,638
Negative goodwill arising
in the year                              --               --              --              --           71,909           71,909
Transfer between reserves             7,191               --              --              --           (7,191)              --
                                 ----------       ----------      ----------      ----------       ----------       ----------
At 31 March 1998                  1,726,862           83,859         190,000         199,750           64,718        2,265,189
Loss for the financial year      (2,411,045)              --              --              --               --       (2,411,045)
Share issue during the year              --        1,924,995              --              --               --        1,924,995
Dividends                            (9,167)              --              --              --               --           (9,167)
Reduction (Note 10)                      --               --              --        (199,750)              --         (199,750)
Foreign exchange movement            53,953               --              --              --               --           53,953
Transfer between reserves             7,191               --              --              --           (7,191)              --
                                 ----------       ----------      ----------      ----------       ----------       ----------
At 31 March 1999                   (632,206)       2,008,854         190,000              --           57,527        1,624,175
                                 ==========       ==========      ==========      ==========       ==========       ==========


COMPANY                                                Share         Capital
                                 Profit and          premium      redemption     Revaluation
                               loss account          account         reserve         reserve            Total
                                        GBP              GBP             GBP             GBP              GBP
At 1 April 1997                     882,008           83,859         190,000         199,750        1,355,617
Profit for the financial            494,977               --              --              --          494,977
year
Dividends                           (90,096)              --              --              --          (90,096)
Foreign exchange movement            24,945               --              --              --           24,945
                                 ----------       ----------      ----------      ----------       ----------
At 31 March 1998                  1,311,834           83,859         190,000         199,750        1,785,443
Loss for the financial year      (1,797,261)              --              --              --       (1,797,261)
Share issue during the year              --        1,924,995              --              --        1,924,995
Dividends                            (9,167)              --              --              --           (9,167)
Reduction                                --               --              --        (199,750)        (199,750)
Foreign exchange movement            33,512               --              --              --           33,512
                                 ----------       ----------      ----------      ----------       ----------
At 31 March 1999                   (461,082)       2,008,854         190,000              --        1,737,772
                                 ==========       ==========      ==========      ==========       ==========

18 RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                         1999               1998
GROUP                                                                                     GBP                GBP
(Loss) profit for the financial year                                               (2,411,045)           396,666

Dividends paid and proposed on equity and non-equity shares                            (9,167)           (90,096)

Share issue during the year                                                         1,925,200                 --

Reduction in revaluation reserve                                                     (199,750)                --

Foreign exchange movement                                                              53,953             13,638

Negative goodwill arising in the year                                                      --             71,909
                                                                                 ------------       ------------
Net (reduction) addition to shareholders' funds                                      (640,809)           392,117
Opening shareholders' funds                                                         2,268,687          1,876,570
                                                                                 ------------       ------------
Closing shareholders' funds                                                         1,627,878          2,268,687
                                                                                 ============       ============

                                                                                         1999               1998
COMPANY                                                                                   GBP                GBP
(Loss) profit for the financial year                                               (1,797,261)           494,977

Dividends paid and proposed on equity and non-equity shares                            (9,167)           (90,096)

Share issue during the year                                                         1,925,200                 --

Reduction in revaluation reserve                                                     (199,750)                --

Foreign exchange movement                                                              33,512             24,945
                                                                                 ------------       ------------
Net (reduction) addition to shareholders' funds                                       (47,466)           429,826
Opening shareholders' funds                                                         1,788,941          1,359,115
                                                                                 ------------       ------------
Closing shareholders' funds                                                         1,741,475          1,788,941
                                                                                 ============       ============

19 RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS
                                                                                         1999               1998
                                                                                          GBP                GBP

Operating (loss) profit                                                            (2,695,306)           591,988
Depreciation charge                                                                   321,997            138,338
Loss on sale of tangible fixed assets                                                      --             18,185
Increase in stocks                                                                    (88,795)          (128,896)
Decrease (increase) in debtors                                                        641,101           (342,554)
Increase (decrease) in creditors and provisions for liabilities and charges         1,021,270           (366,827)
                                                                                 ------------       ------------
NET CASH (OUTFLOW) INFLOW FROM OPERATING ACTIVITIES                                  (799,733)           (89,766)
                                                                                 ============       ============

20 ANALYSIS OF CASH FLOW

                                                                                 1999               1998
                                                                                  GBP                GBP
Returns on investments and servicing of finance
Interest received                                                               3,596              1,757
Interest paid                                                                 (29,728)            (5,723)
Interest element of finance lease and hire purchase rental payments           (20,465)           (10,269)
Non equity dividends paid                                                     (29,386)           (19,934)
Dividends received                                                                 --              5,000
                                                                         ------------       ------------
NET CASH OUTFLOW                                                              (75,983)           (29,169)
                                                                         ============       ============


                                                                                 1999               1998
Taxation                                                                          GBP                GBP
UK corporation tax paid                                                      (152,572)          (149,705)
Overseas tax paid                                                              (6,595)          (110,790)
                                                                         ------------       ------------
NET CASH OUTFLOW                                                             (159,167)          (260,495)
                                                                         ============       ============

                                                                                 1999               1998
Capital expenditure and financial investment                                      GBP                GBP
 Purchase of tangible fixed assets                                           (648,101)          (182,456)
Sale of tangible fixed asset                                                   19,556             67,616
                                                                         ------------       ------------
NET CASH OUTFLOW                                                             (628,545)          (114,840)
                                                                         ============       ============

                                                                                 1999               1998
Financing                                                                         GBP                GBP
Shares issued less expenses                                                 1,925,200                 --
Loans obtained (repaid)                                                       486,533           (144,523)
Capital element of finance lease and hire purchase payments                  (218,293)          (108,430)
                                                                         ------------       ------------
NET CASH INFLOW (OUTFLOW)                                                   2,193,440           (252,953)
                                                                         ============       ============

21 ANALYSIS AND RECONCILIATION OF NET DEBT

                                                                       New
                                 1 April                           finance         Exchange        31 March
                                    1998        Cash flow           leases         Movement            1999
                                     GBP              GBP              GBP              GBP             GBP
Cash in hand and at bank          99,229          207,765               --           51,520         358,514
Overdrafts                      (280,970)         261,539               --               --         (19,431)
                              ----------       ----------       ----------       ----------      ----------
                                (181,741)         469,304               --           51,520         339,083
Finance leases                   (58,926)         218,293         (589,902)              --        (430,535)
Bank loans                            --         (486,533)              --               --        (486,533)
                              ----------       ----------       ----------       ----------      ----------
Net debt                        (240,667)         201,064         (589,902)          51,520        (577,985)
                              ==========       ==========       ==========       ==========      ==========


                                                          1999             1998
                                                           GBP              GBP
Increase (decrease) in cash in the year                469,304         (890,406)
Cash outflow from decrease in  lease financing         218,293          108,430
Bank loan (obtained) repaid                           (486,533)         144,523
                                                    ----------       ----------
Change in net debt resulting from cash flows           201,064         (637,453)
Loans acquired with subsidiary                              --         (144,523)
New finance leases                                    (589,902)         (31,315)
Translation difference                                  51,520           15,824
                                                    ----------       ----------
Movement in net debt in year                          (337,318)        (797,467)
Net debt at beginning of year                         (240,667)         556,800
                                                    ----------       ----------
Net debt at end of year                               (577,985)        (240,667)
                                                    ==========       ==========


22 FINANCIAL COMMITMENTS

On 21 August 1998 the Company and its subsidiary undertakings entered into a composite cross guarantee with National Westminster Bank PLC and granted a fixed and floating charge over the assets of the group to secure its banking facilities. Consequent upon the acquisition of the Company by SDL Inc. on 8 March 2000 the bank loans have been repaid and the facility with National Westminster Bank PLC fully discharged. The group no longer has any assets charged to secure its borrowings.


Neither the group nor the company had any capital commitments at 31 March 1999 or 31 March 1998.

Annual commitments under non-cancellable operating leases are as follows:


                                           1999                       1998
                                  ----------------------     -----------------------
                                  Land and                    Land and
                                 buildings         Other     buildings         Other
                                       GBP           GBP           GBP           GBP
GROUP
Expiry date
- within one year                  125,798        24,263            --        10,488
- between two and five years        44,858        36,193        31,745        23,614
- after five years                 320,400            --       100,000            --
                                  --------      --------      --------      --------
                                   491,056        60,456       131,745        34,102
                                  ========      ========      ========      ========
COMPANY
Expiry date
- within one year                   91,833        24,263            --        10,488
- between two and five years         9,819        33,770            --        20,767
- after five years                 320,400            --       100,000            --
                                  --------      --------      --------      --------
                                   422,052        58,033       100,000        31,255
                                  ========      ========      ========      ========

23  PENSION ARRANGEMENTS

The group operates a number of defined contribution schemes for which the pension cost charge for the year amounted to GBP97,071 (1998: GBP70,507).


24 CONTINGENT LIABILITIES

The company had forward foreign exchange contracts of GBP3.1m at 31 March 1999 (1998: GBP1.5m).


25 RELATED PARTY TRANSACTIONS

The group has taken advantage of the exemptions set out in Financial Reporting Standard No. 8, "Related Party Transactions" and not disclosed related party transactions between members of the SDL Queensgate Limited group.


During the year the Company received management fees of GBP15,202 (1998 GBP22,952) from GBPOT-Oriel Ltd. At the end of the year the Company was owed GBP5,000 (1998 GBP5,000) by LOT-Oriel Ltd.


During the year two directors purchased cars at market value from the Company.


26 SUBSEQUENT EVENTS

On 8 March 2000 the whole of the issued share capital of the Company was acquired by SDL Inc., a Top-100 NASDAQ listed US multi-national, and the Company changed its name to SDL Queensgate Ltd. As part of the take-over SDL Inc. entered into a loan agreement to provide funding of up to $15.0m for the future development of the Company in the period to 31 December 2001. Part of this funding was used to pay off bank borrowing which stood at GBP1.7m at 8 March 2000.

27 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM GENERALLY ACCEPTED
   ACCOUNTING PRINCIPLES ("UK GAAP") AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("US GAAP")

The SDL Queensgate Limited's consolidated financial statements have been prepared under UK GAAP, which differs in certain significant respects from US GAAP. The principal differences between the Group's accounting policies under UK GAAP and US GAAP are set out below.


a) Reconciliation of (loss)/profit on ordinary activities after tax and shareholders' funds between UK GAAP and US GAAP.

                                                                                           Year ending      Year ending
                                                                                              31 March         31 March
                                                                                                  1999             1998
                                                                                                   GBP              GBP
Consolidated (loss) profit on ordinary activities after taxation under UK GAAP              (2,411,045)         396,666
Amortisation of negative goodwill.                          (note i) below)                     14,382           14,382
                                                                                            ----------       ----------
(LOSS) PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION UNDER US GAAP                           (2,396,663)         411,048
                                                                                            ==========       ==========

                                                                                              31 March         31 March
                                                                                                  1999             1998
                                                                                                   GBP              GBP
Consolidated shareholders' funds under UK GAAP                                               1,627,878        2,268,687
Capitalisation of negative goodwill net of amortisation          (note i) below)               (43,145)         (57,527)
 Non cumulative dividends payable                                (note ii) below)                   --           60,708
Restatement of the carrying value of other investments to cost.  (note iii) below)                  --         (199,750)
                                                                                             ---------       ----------
CONSOLIDATED SHAREHOLDERS' FUNDS UNDER US GAAP                                               1,584,733        2,072,118
                                                                                             =========       ==========


i) Negative goodwill

During the year ended 31 March 1998 the company purchased the entire share capital of IC Optical Systems Limited. Negative goodwill of GBP71,909 arose on this acquisition.


Under UK GAAP for the year ended 31 March 1998 the negative goodwill was credited immediately to reserves. Under US GAAP the negative goodwill should be capitalised and amortised to the profit and loss account over its expected useful life. For the purposes of this UK GAAP to US GAAP reconciliation the directors have adopted a useful life of 5 years.


ii) Dividends

Under UK GAAP non- cumulative dividends proposed but not paid are recorded as liabilities at the balance sheet date. Under US GAAP they are not recorded.


iii) Other investments

Under UK GAAP at 31 March 1998 the directors recorded their investment in LOT-Oriel Limited at a valuation in excess of its historic cost.

Under US GAAP investments must be carried at their historic cost, less any provisions for permanent diminution.


b)   Consolidated statement of cash flows



The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP by SFAS 95 "Statements of Cash Flows". These standards differ, however, with regard to classification of items within the statements and as regards the definition of cash and cash equivalents.


Under UK GAAP cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, equity dividends paid, capital expenditure and financial investment, management of liquid resources and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP. Under US GAAP overdrafts are not included in the definition of cash and cash equivalents, movements on the overdraft are treated as a financing cash flow.


Summary statements of cash flows presented under US GAAP are given below:


                                                                    31 March         31 March
                                                                        1999             1998
                                                                         GBP              GBP
Cash outflow from operating activities                            (1,034,883)        (379,430)
Cash outflow on investing activities                                (628,545)        (204,966)
Cash inflow (outflow) from financing activities                    1,871,193          (25,040)
                                                                  ----------       ----------
Increase (decrease) in cash and cash equivalents                     207,765         (609,436)
Effect of exchange rate changes on cash and cash equivalents          51,520           15,824
Opening cash and cash equivalents                                     99,229          692,841
                                                                  ----------       ----------
Closing cash and cash equivalents                                    358,514           99,229
                                                                  ==========       ==========

                         QUEENSGATE INSTRUMENTS, LIMITED
                            BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)


                                                            DECEMBER 31,        MARCH 31,
                                                               1999               1999
                                                           -------------      -------------
ASSETS                                                          GBP                 GBP
Current assets
 Cash and cash equivalents                                 GBP        36      GBP       359
 Accounts receivable, net                                          1,064              1,273
 Inventories                                                       1,136                790
 Prepaid Expenses and other current assets                           129                 --
                                                           -------------      -------------
                                                                   2,365              2,422

Property and equipment, net                                        1,525              1,681
                                                           -------------      -------------
                                                           GBP     3,890      GBP     4,103
                                                           =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts Payable                                          GBP       302      GBP       408
 Current Portion of Leases                                           177                169
 Other Accrued Liabilities                                           763                803
                                                           -------------      -------------
Total Current Liabilities                                          1,242              1,380

 Long-term Leases                                                    127                262
 Bank loan                                                         1,636                487
 Other                                                               376                347
                                                           -------------      -------------
Total Long-Term Liabilities                                        2,139              1,096
                                                           -------------      -------------

                                                           -------------      -------------
Total Stockholders' equity                                           509              1,627
                                                           -------------      -------------
                                                           GBP     3,890      GBP     4,103
                                                           =============      =============

See accompanying notes.

                         QUEENSGATE INSTRUMENTS, LIMITED
                       STATEMENT OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)


                                                NINE MONTHS ENDED
                                                   DECEMBER 31,
                                              1999            1998
                                            ---------       ---------
                                               GBP             GBP
  Revenue                                   GBP 4,099       GBP 2,493
  Cost of revenue                               1,985           1,172
                                            ---------       ---------
      Gross profit                              2,114           1,321

Operating expenses:
  Research and development                        664             552
  Selling, general, and administrative          2,431           1,941
                                            ---------       ---------
      Total operating expenses                  3,095           2,493
                                            ---------       ---------
      Operating loss                             (981)         (1,172)

Interest expense and other, net                   (69)            (16)
                                            ---------       ---------
      Loss before income taxes                 (1,050)         (1,188)

Provision (benefit) for income taxes               --            (143)
                                            ---------       ---------

      Net loss                              GBP(1,050)      GBP(1,045)
                                            ---------       ---------

Less: Dividend on "A" ordinary shares              (7)             (7)
                                            ---------       ---------

Net loss applicable to ordinary shares      GBP(1,057)      GBP(1,052)
                                            =========       =========

See accompanying notes.

                         QUEENSGATE INSTRUMENTS, LIMITED
                       STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)


                                                              9 MONTHS ENDED
                                                            1999           1998
                                                          --------       --------
                                                             GBP            GBP
Operating activities
Net loss                                                 GBP(1,050)     GBP(1,045)
Adjustments to reconcile net income to net cash
  provided by operating activities:
 Depreciation                                                  340            214
 Changes in operating assets and liabilities:
  Trade receivable                                             209            972
  Inventories                                                 (346)          (191)
  Accounts payable                                            (106)          (121)
  Other accrued liabilities                                    (40)          (220)
  Long-term liabilities                                         30           (149)
  Other                                                       (166)          (115)
                                                          --------       --------
  Total adjustments                                            (79)           390
                                                          --------       --------
Net cash used by operating activities                       (1,129)          (655)

Investing activities
  Acquisition of property and equipment                       (184)          (588)
                                                          --------       --------
Net cash used in investing activities                         (184)          (588)

Financing activities
  Payments on capital lease                                   (152)          (145)
  Dividends payment                                             (6)            --
  Proceeds from debt, net                                    1,148          1,446
                                                          --------       --------
Net cash provided in financing activities                      990          1,301
Net increase (decrease) in cash and cash equivalents          (323)            58
Cash and cash equivalents at beginning of period               359             99
                                                          --------       --------
Cash and cash equivalents at end of period                GBP   36       GBP  157
                                                          ========       ========


See accompanying notes.

                             QUEENSGATE INSTRUMENTS
                      NOTES TO INTERIM FINANCIAL STATEMENTS
               NINE MONTH PERIODS ENDED DECEMBER 31, 1999 AND 1998


1.     BASIS OF PRESENTATION:

The accompanying unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended December 31, 1999 are not necessarily indicative of the results that may be expected for future periods. For further information, refer to the financial statements for the year ended March 31, 1999 and 1998 and notes thereto included herein.

The accompanying financial statements are prepared in British Pounds.

In July 1999, the Company passed a resolution and subdivided each 'A' ordinary share of GBP1 into 1,000 'A' of ordinary shares of 0.1p and each ordinary shares of GBP1 was subdivided into 1,000 shares of 0.1p.

2.     LONG-TERM DEBT

The Company's long-debt facility was subject to satisfaction of certain financial covenants, including tangible net worth. The Company was in default of the financial covenants as of December 31, 1999. As a result of the sale of the Company to SDL, Inc. in March 2000 (see Note 4), the long-term debt was fully repaid.

3.     DERIVATIVE FINANCIAL INSTRUMENTS

The Company enters into foreign currency forward exchange contracts to manage exposure related to anticipated foreign currency denominated intercompany sales transactions denominated primarily in US dollars. The Company does not enter into derivative financial instruments for trading purposes. All foreign currency forward exchange contracts are marked-to-market and unrealized gains and losses are included in current period net income as a component of other income (expense) if material.

At December 31, 1999, the Company had outstanding foreign currency forward exchange contracts with notional amounts totaling approximately GDP 2,612,000 maturing at various dates through August 2000. Unrealized gains and losses were not material at December 31, 1999.

While the contract or notional amounts of the Company's forward exchange contracts provide one measure of the volume of these transactions, they do not represent the amount of the Company's exposure to credit risk. The amounts potentially subject to credit risk (arising from the possible inability of counterparties to meet the terms of their contracts) are generally limited to the amounts, if any, by which the counterparties' obligations exceed the obligations of the Company. The Company controls credit risk through credit approvals, limits and monitoring procedures. At December 31, 1999, the Company had all of its foreign exchange contracts with National Westminster Bank PLC.

4.     SUBSEQUENT EVENT


In March 2000, SDL, Inc. acquired the Company for initial consideration of $3 million of cash, 347,962 shares of the SDL's common stock with a fair value of approximately $77 million, and the assumption of 12,246 stock options of the Company by SDL. The purchase price also included contingent payments of up to an additional $150 million in common stock based on Queensgate's pretax profits for the 10 months ending December 31, 2000 and the twelve months ending December 31, 2001. SDL, Inc. is a publicly traded Company on the NASDAQ in the United States. SDL designs, manufactures and markets semiconductor lasers, fiber optic related products and optoelectronic modules and systems.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS
(CONTINUED)
(b) Pro Forma Financial Information

The following unaudited pro forma financial statements consist of the unaudited pro forma combined consolidated statements of operations for SDL, Inc. Pro forma combined consolidated balance sheet information for SDL, Inc. is not presented because the historical consolidated financial statements included in the Company's Form 10-Q for the quarter ending March 31, 2000, already reflect the acquisition of Queensgate. The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 1999, includes the historical results of SDL and Queensgate for the 12 months ended December 31, 1999, and adjustments (including the amortization of purchased intangible assets) necessary to reflect the acquisition of Queensgate as if it occurred on the first day of fiscal 1999. The unaudited pro forma combined consolidated statement of operations for the three months ended March 31, 2000, include the historical results of SDL for the three months ended March 31, 2000, the historical results of Queensgate for the period from January 1, 2000 through the date of acquisition by SDL on March 8, 2000, and adjustments (including the amortization of purchased intangible assets and the elimination of non-recurring in-process research and development charges related to the acquisition) necessary to reflect the acquisition of Queensgate as if it had occurred at the beginning of fiscal 1999. The historical results of operations of the Company for the three months ending March 31, 2000, already include the results of operations of Queensgate and amortization of purchased intangible assets relating to Queensgate for the period from the acquisition date March 8, 2000 through March 31, 2000.

The unaudited pro forma combined consolidated statements of operations are not necessarily indicative of what the actual financial results would have been had the acquisition of Queensgate actually occurred at the beginning of fiscal 1999, and do not purport to represent the future results of operations of the Company. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended 1999 and the Company's Form 10-Q for the quarter ended March 31, 2000.

                                    SDL, INC
                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                              PRO FORMA           PRO FORMA
                                                                                ADJUST               SDL
                                                  SDL        QUEENSGATE          MENTS             COMBINED
                                             ----------      ----------       ----------          ----------
Revenue                                      $  187,021      $    8,259       $       --          $  195,280
Cost of revenue                                 107,238           4,628               --             111,866
                                             ----------      ----------       ----------          ----------
      Gross profit                               79,783           3,631               --              83,414

Operating expenses:
  Research and development                       19,043           1,606               --              20,649
  Selling, general, and administrative           26,695           5,576               --              32,271
  Merger costs                                    2,677              --               --               2,677
  In process research and development             1,495              --               --               1,495
  Amortization of purchased intangibles             809              --           18,411(2A)          19,220
                                             ----------      ----------       ----------          ----------
      Total operating expenses                   50,719           7,182           18,411              76,312
                                             ----------      ----------       ----------          ----------
      Operating income (loss)                    29,064          (3,551)         (18,411)              7,102
Interest income (expense), net                    5,429            (163)              --               5,266
                                             ----------      ----------       ----------          ----------

      Income (loss) before income taxes          34,493          (3,714)         (18,411)             12,368
Provision (benefit) for income taxes              9,280            (538)          (1,736)(2C)          7,006
                                             ----------      ----------       ----------          ----------
      Net income (loss)                      $   25,213      $   (3,176)      $  (16,675)         $    5,362
                                             ==========      ==========       ==========          ==========

Earnings per share - basic                   $     0.39                                           $     0.08
                                             ==========                                           ==========

Earnings per share - diluted                 $     0.37                                           $     0.08
                                             ==========                                           ==========

Shares outstanding - basic                       64,320                              348(2D)          64,668
Share outstanding - diluted                      68,470                              360(2D)          68,830

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

                                   SDL, INC.
                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 PRO FORMA          PRO FORMA
                                                                                  ADJUST               SDL
                                                  SDL        QUEENSGATE            MENTS             COMBINED
                                             ----------      ----------          ----------          ----------
Revenue                                      $   72,206      $    2,461          $       --          $   74,667
Cost of revenue                                  37,616           1,798                  --              39,414
                                             ----------      ----------          ----------          ----------
      Gross profit                               34,590             663                  --              35,253

Operating expenses:
  Research and development                        5,903             352                  --               6,255
  Selling, general, and administrative            7,298             605                  --               7,903
  In process research and development             1,200              --              (1,200)(2B)             --
  Amortization of purchased intangibles           1,744              --               3,068(2A)           4,812
                                             ----------      ----------          ----------          ----------

      Total operating expenses                   16,145             957               1,868              18,970
                                             ----------      ----------          ----------          ----------

      Operating income (loss)                    18,445            (294)             (1,868)             16,283

Interest income (expense), net                    4,485             (56)                 --               4,429
                                             ----------      ----------          ----------          ----------

      Income (loss) before income taxes          22,930            (350)             (1,868)             20,712

Provision (benefit) for income taxes              8,686              --                (289)(2C)           8,397
                                             ----------      ----------          ----------          ----------

      Net income (loss)                      $   14,244      $     (350)         $   (1,579)         $   12,315
                                             ==========      ==========          ==========          ==========

Earnings per share - basic                   $     0.20                                              $     0.17
                                             ==========                                              ==========

Earnings per share - diluted                 $     0.19                                              $     0.16
                                             ==========                                              ==========

Shares outstanding - basic                       72,019                                 233(2D)          72,252
Share outstanding - diluted                      76,507                                 246(2D)          76,753


See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

                                    SDL, Inc.

                          NOTES TO UNAUDITED PRO FORMA

              CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS


1.      Basis of presentation


The unaudited pro forma financial statements consist of the unaudited pro forma combined consolidated statements of operations for SDL, Inc. Pro forma combined consolidated balance sheet information for SDL, Inc. is not presented because the historical consolidated financial statements included in the Company's Form 10-Q for the quarter ending March 31, 2000, already reflect the acquisition of Queensgate. The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 1999, includes the historical results of SDL and Queensgate for the 12 months ended December 31, 1999, and adjustments (including the amortization of purchased intangible assets) necessary to reflect the acquisition of Queensgate as if it occurred on the first day of fiscal 1999. The unaudited pro forma combined consolidated statement of operations for the three months ended March 31, 2000, include the historical results of SDL for the three months ended March 31, 2000, the historical results of Queensgate for the period from January 1, 2000 through the date of acquisition by SDL on March 8, 2000, and adjustments (including the amortization of purchased intangible assets and the elimination of non-recurring in-process research and development charges related to the acquisition) necessary to reflect the acquisition of Queensgate as if it had occurred at the beginning of fiscal 1999. The historical results of operations of the Company for the three months ending March 31, 2000, already include the results of operations for Queensgate and amortization of purchased intangible assets relating to Queensgate for the period from the acquisition date March 8, 2000 through March 31, 2000.

The acquisition agreement between the Company and Queensgate provided for initial consideration of $3 million of cash and 347,962 shares of the SDL's common stock with a fair value of approximately $77 million, and contingent payments of up to an additional $150 million in common stock based on Queensgate's pretax profits for the 10 months ended December 31, 2000 and the twelve months ended December 31, 2001. In addition, SDL issued options in exchange for outstanding Queensgate options with the number of shares and the exercise price appropriately adjusted by the exchange ratio.

The unaudited pro forma financial statements reflect the issuance of 347,962 SDL common shares for all of Queensgate's shares outstanding as of March 8, 2000. The average market price per SDL common share of $222.37 per share was used to determine the consideration given to Queensgate shareholders. The average market price per share of SDL common share is based on the average closing price for a range of trading days (March 3 through March 13, 2000) around the announcement date (March 8, 2000) of the acquisition. The estimated fair value of the options, as well as estimated direct transaction expenses of $1.1 million, have been included as a part of the total estimated purchase cost.

The total purchase cost of the Queensgate acquisition is as follows (in thousands):


Value of securities issued .............      $77,376
Cash ...................................        3,000
Assumption of Queensgate options .......        1,502
                                              -------
                                               81,878
Estimated transaction costs ............        1,125
                                              -------
Total purchase cost ....................      $83,003

                                                    Annual        Useful
                                      Amount     Amortization     Lives
                                      ------     ------------     -----
Purchase Price Allocation:

  Tangible net deficit              $ (1,570)           n/a        n/a
  Tradename                            2,000       $    400      5 years
  Core technology                     12,000          2,400      5 years
  Existing technology                  6,200          1,240      5 years
  In process technology                1,200            n/a        n/a
  Workforce                            1,500            300      5 years
  Goodwill                            70,353         14,071      5 years
  Deferred tax liabilities            (8,680)           n/a        n/a
                                    --------       --------
Total estimated purchase price
allocation:                         $ 83,003       $ 18,411


The Company has performed an allocation of the total purchase price of Queensgate to its individual assets. The purchase price allocation is preliminary and, therefore, subject to change based on Company's final analysis. Of the total purchase price, $1.2 million has been allocated to in-process research and development and was charged to expense in the quarter ending March 31, 2000. Due to their non-recurring nature, the in-process research and development attributed to the Queensgate transaction and the transaction costs incurred by Queensgate estimated at $1.2 million have been excluded in the pro forma statements of operations.


After allocating value to the in-process research and development projects and Queensgate's tangible assets, specific intangible assets were then identified and valued. The related amortization of the identifiable intangible assets is reflected as a pro forma adjustment to the Pro Forma Combined Statement of Operations. The identifiable intangible assets include existing technology, core technology, trade name, and assembled workforce.


The acquired existing technology is comprised of products in Queensgate portfolio that are already technologically feasible. The Company expects to amortize the acquired existing technology of approximately $6.2 million on a straight-line basis over an estimated remaining useful life of 5 years.


The core technology represents Queensgate trade secrets and patents developed through years of experience designing and manufacturing optical network monitoring modules. This know-how enables the Company to develop new and improve existing optical network monitoring modules, processes, and manufacturing equipment, thereby providing Queensgate with a distinct advantage over its competitors and providing the Company with a reputation for technological superiority in the industry. The Company expects to amortize the core technology of approximately $12.0 million on a straight-line basis over an average estimated remaining useful life of 5 years.


The trade names include the Queensgate trademark and trade name as well as all branded Queensgate products. The Company expects to amortize the trade names of approximately $2.0 million on a straight-line basis over an estimated remaining useful life of 5 years.


The acquired assembled workforce is comprised of over 100 skilled employees across Queensgate's General and Administration, Research and Development, Sales and Marketing, and Manufacturing groups. The Company expects to amortize the assembled workforce of approximately $1.5 million on a straight-line basis over an estimated remaining useful life of 5 years.


Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets, is amortized on a straight-line basis over an estimated useful life of 5 years.


2.      Pro forma adjustments


(A) To record twelve months of amortization for purchased intangible assets for fiscal 1999 and to record additional amortization expense for purchased intangibles assets for the period from January 1, 2000 to March 8, 2000 (date of acquisition). Amortization expense for the period subsequent to the acquisition from March 9, 2000 to March 31, 2000 is already included in the historical financial results of the Company.


(B) To eliminate non-recurring charges related to in-process research and development written off at the date of acquisition on March 8, 2000.

(C) To record tax benefits relating to amortization of purchased intangibles. The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had SDL and Queensgate filed consolidated income tax returns during the periods presented.

(D) The pro forma basic and dilutive earnings per share are based on the historical weighted average number of SDL common shares outstanding during each period and adjusted to reflect the issuance, as of January 1, 1999, of 347,962 shares of SDL common stock. Dilutive securities including the replacement Queensgate options are included in the computation of pro forma diluted earnings per share.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           SDL, INC.


May 19, 2000                               By: /s/ Michael L. Foster
                                              -------------------------------
                                                  Michael L. Foster
                                                  Chief Financial Officer and
                                                  Secretary
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

                                 EXHIBIT INDEX

        Exhibit No.     Description
        -----------     -----------

        23.1            Consent of Arthur Andersen, Independent Auditors